EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the the Sunesis Pharmaceuticals, Inc. 2001 Plan, the Sunesis Pharmaceuticals, Inc. 2005 Equity Incentive Award Plan and the Sunesis Pharmaceuticals, Inc. Employee Stock Purchase Plan of our report dated March 17, 2006, with respect to the financial statements of Sunesis Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP San Jose, California November 10, 2006